                                                                   EXHIBIT 10.19


                                SUPPLY AGREEMENT

This Supply Agreement (hereafter, this "AGREEMENT") is made and entered into as of January 1, 2000 (the "EFFECTIVE DATE") by and between INTUIT INC., a Delaware corporation (hereafter, "INTUIT") and the JOHN H. HARLAND COMPANY, a Georgia corporation (hereafter, "HARLAND").

                                    RECITALS

A. Intuit develops and markets financial and other software products, and also markets custom printed forms (such as checks and invoices) and other related supplies to its customers for use in conjunction with certain Intuit software products. Harland is a printer and supplier of checks, invoices and other forms that it distributes primarily through third parties, such as software companies, retail establishments, and financial institutions. From time to time, Harland distributes its products directly to end customers. Harland has supplied checks and invoices to Intuit since 1989.

B. Intuit and Harland entered into a Supply Agreement as of August 23, 1995 (the "PRIOR AGREEMENT").

C. Intuit and Harland now wish to enter into this Agreement, which will replace and supersede the Prior Agreement, pursuant to which Harland will perform its obligations under this Agreement so as to maintain the high level of service to Intuit that Harland has historically provided to Intuit. In addition, the parties recognize that as the market for software-compatible forms becomes increasingly competitive, service, quality and price will be increasingly important competitive factors in the success of the Intuit/Harland business relationship. Accordingly, this Agreement is intended to reflect Intuit's business need for continuous improvement in quality, turnaround time, customer service and price.


NOW THEREFORE, the parties hereby agree as follows:


GENERAL TERMS

1. CERTAIN DEFINITIONS. As used in this Agreement, certain terms will have the meanings defined for such terms in Appendix 1 hereto.

2. TERM. The "TERM" of this Agreement means the time period beginning on the Effective Date and ending on the earlier of (i) August 31, 2005, or (ii) the date this Agreement is terminated in accordance with the provisions of
     Section 45 hereof, provided however, that if this Agreement is renewed in accordance with the provisions of Section 43 (OPTION TO RENEW), then the "Term" shall include any term for which this Agreement is renewed pursuant to Section 43 hereof.

3.   RESPONSIBILITY OF HARLAND.

     (a) Responsibilities of Harland. Harland acknowledges and agrees with Intuit that Harland is and shall remain fully liable and responsible for: (i) the performance of all Harland's obligations under this Agreement, whether such obligations are performed by Harland and/or any other person or entity who acts as Harland's agent or otherwise acts for, under the direction of, or on behalf of Harland, and (ii) any acts or omissions of Harland and/or any other person or entity who acts as Harland's agent or otherwise acts for, under the direction of, or on behalf of Harland.

     (b) Employment of Harland Personnel. Harland will employ Martin Kerner and cause him to be the Harland manager primarily responsible for producing Intuit's work and managing the performance of Harland's duties and obligations to Intuit under this Agreement as long as he is employed by Harland.

     (c) Dedicated Harland Personnel . Beginning no later than August 1, 2000, and continuing throughout the term of this Agreement, Harland will maintain a staff of employees dedicated to the Intuit FSG account. This staff will include, but not be limited to, dedicated resources for:

               (i)   systems analysis and programming (at least two FTEs);

               (ii)  account management (at least one FTE);

               (iii) Bank File maintenance (at least 1/2 FTE); and

               (iv)  marketing (product development and compliance);

          who are reasonably acceptable to Intuit.

     (d) Succession of Management. During the term of this Agreement, Harland shall consult with Intuit regarding and allow Intuit to review any material changes in the responsibility for producing Intuit's work and managing the performance of Harland's duties and obligations to Intuit under this Agreement.

4.   EXCLUSIVITY AND NEGOTIATION RIGHTS.

     (a) Exclusive Intuit Products. As a material inducement to Harland to enter into this Agreement and subject to subsection (b) below, Intuit agrees that during the Term Harland shall be Intuit FSG's (as defined in Appendix 1) exclusive supplier of the Exclusive Intuit Products (as defined in Appendix 1) that are sold and delivered to Customers located within the geographical boundaries of the United States of America and its territories, provided that Harland is not in default under this Agreement. Harland shall not be Intuit's exclusive supplier of any other Intuit Products (as defined in Appendix 1) except as may be subsequently agreed upon between Intuit and Harland in writing. Nothing herein will prevent Intuit from purchasing (or ordering) printed checks, invoices, other forms, or other products from any other party for distribution to Customers located outside the geographic boundaries of the United States of America and its territories.

     (b) Sales to Franchises. To the extent that Intuit FSG wishes to have a supplier provide it with Exclusive Intuit Products for sale to franchises, Intuit FSG will at its option either: (i) prior to negotiating with any third party suppliers, negotiate in good faith with Harland regarding Harland supplying such Exclusive Intuit Products for such purpose; or (ii) first simultaneously negotiate in good faith with Harland and with one or more other suppliers regarding either Harland supplying such Exclusive Intuit Products for such purpose, or one or more of such other suppliers supplying such Exclusive Intuit Products for such purpose.

     (c) Other Products. To the extent that, at any time during the term of this Agreement, Intuit FSG wishes to have a supplier provide it with products, other than the Exclusive Products, that Harland at such time is also offering for sale to Customers, Intuit FSG will at its option either: (i) prior to negotiating with any third party suppliers, negotiate in good faith with Harland regarding Harland supplying such products to Intuit; or (ii) first simultaneously negotiate in good faith with Harland and with one or more other suppliers regarding either Harland supplying such products to Intuit, or one or more of such other suppliers supplying such products to Intuit.

5. CONFIDENTIALITY OF TERMS OF AGREEMENT AND PURCHASE INFORMATION. The terms of this Agreement, including without limitation prices and Order volumes, is confidential and may not be released by either party to anyone (other than employees, counsel or others having a bona fide need to know who have signed confidentiality agreements with the party in question) without the prior written consent of the other party; except that, to the extent that a party to this Agreement is legally required to disclose terms of this Agreement under applicable law, rule, regulation or order of any court or governmental authority (including but not limited to disclosure made to comply with applicable state and federal securities laws and securities reporting requirements, disclosure required by Court order or otherwise legally required), such party may disclose such terms and information that are, in the good faith opinion of its legal counsel, legally required to be disclosed without obtaining the other party's prior written consent to such disclosure. If such disclosure is legally required, the disclosing party shall use reasonable efforts to restrict such disclosure to the extent reasonably practicable, given the circumstances. The provisions of this Section shall bind Harland and each of its present and future affiliates.

6. CONFIDENTIALITY OF SUPPLY. Harland, on behalf of itself and its present and future affiliates covenants with Intuit that it will not disclose to any Intuit Customers the source of supply of Products that Harland produces and ships for Intuit. Specifically, no reference to Harland, any affiliate of Harland, or any party other than Intuit may appear on any of the Intuit Products or on any shipping container, shipping label, reorder form or any other material the Customer may receive or perceive in connection with delivery of his/her order.

7.   OWNERSHIP AND CONFIDENTIALITY OF INTUIT CUSTOMER INFORMATION.

     (a) Harland, on behalf of itself and its present and future affiliates recognizes that all information about Intuit's Customers, including but not limited to names of such Customers, names of contact persons at such Customers, addresses, telephone numbers, Bank names, Bank accounts, Customer Logos (as defined in Section 30(a)) and Intuit product ownership and order history is Intuit's sole and exclusive property and constitutes a valuable proprietary trade secret of Intuit. Harland, on behalf of itself and its present and future affiliates covenants and agrees to protect such information from disclosure to third parties and covenants not to use such information for any purpose other than for the printing and shipping of the Orders placed by Intuit under this Agreement as specified by Intuit in writing.

     (b) Harland will fully comply with Intuit's confidentiality and privacy policies as specified by Intuit from time to time.

8.   OWNERSHIP AND CONFIDENTIALITY OF BANK FILE AND INTUIT SYSTEMS AND
     PROCESSES.

     (a) Harland, on behalf of itself and its present and future affiliates, acknowledges and agrees that:

          (i) the information and data contained in the Bank File (as defined in Appendix 1) related to the formatting of customer and Bank information to prepare an order for printing; and

          (ii) the information and data added to the Bank File during the term of this Agreement;

          are Intuit's confidential property and constitute a proprietary trade secret of Intuit (collectively "BANK FILE CONFIDENTIAL INFORMATION"). Harland covenants and agrees to hold all such Bank File Confidential Information in strict confidence and not to use such Bank File Confidential Information for any purpose other than as permitted by this Agreement. Exhibit C contains Harland's prior agreement to the foregoing, and Harland hereby assigns, transfers, and conveys to Intuit any and all of Harland's worldwide right, title, and interest in and to the Bank File Confidential Information, in any medium, and all copies thereof in whole or in part.

     (b) Harland, on behalf of itself and its present and future affiliates, acknowledges and agrees that Intuit's systems and processes (including, but not limited to, COSMOS) to which Harland has access in connection with the performance of its obligations under this Agreement are Intuit's confidential property and constitute a proprietary trade secret of Intuit ("INTUIT CONFIDENTIAL INFORMATION"). Harland covenants and agrees to hold all such Intuit Confidential Information in strict confidence and not to use such Intuit Confidential Information for any purpose other than as permitted by this Agreement.

9. OWNERSHIP AND CONFIDENTIALITY OF HARLAND SYSTEMS AND PROCESSES. Intuit, on behalf of itself and its present and future affiliates, acknowledges and agrees that: (i) Harland-specific knowledge of the technology employed to implement Direct-to-Plate savings; and (ii) specialized information and technology developed by Harland to produce check and related stationery items in an efficient and economical manner, are Harland's confidential property and constitute a proprietary trade secret of Harland ("HARLAND CONFIDENTIAL INFORMATION"). Intuit covenants and agrees to hold all such Harland Confidential Information in strict confidence and not to use such Harland Confidential Information for any purpose other than as permitted by this Agreement.

10. EXCLUSIONS OF CONFIDENTIAL INFORMATION. The confidentiality obligations set forth anywhere within this Agreement do not apply to information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known to the receiving party at the time of disclosure without violation of any confidentiality restriction and without any restriction on the receiving party's further use or disclosure; (iii) is received from a third party without a confidentiality obligation; or (iv) is independently developed by the receiving party.

11. DIRECT ORDERS AND INQUIRIES. Neither Harland nor any of its affiliates will sell Intuit Products to anyone other than Intuit, unless specific advance written permission is given by Intuit. Harland and its affiliates will not accept Orders or reorders for Intuit Products from any party other than Intuit or any of its affiliates and will refer all inquiries for same to Intuit. Harland and its affiliates will continue to take orders for products compatible with Intuit software provided that they are not printed on Intuit Base Stock and do not carry any Intuit Marks (as defined in Section 30(b)(i)) as branding.


PRODUCTION

12. PURCHASE ORDERS. For each Order that Intuit sends to Harland under this Agreement, Intuit shall provide Harland with an electronic transmission of the Customer information required to produce the Order or a purchase order in the form of a copy of the Customer's original Order. The format and process for exchanging the electronic Order transmission or purchase order, and the information each will contain, will be mutually agreed to by Intuit and Harland.

13. TYPESETTING, PRODUCTION, SHIPPING. Harland will be responsible for typesetting the custom information for each Order, acquiring materials (including Intuit

     Base Stock), formatting and printing the information and MICR lines as required, and shipping the Products directly to the Customer.

14. FORMAT AND CONTENTS OF PRINTED INFORMATION. The format and contents of the Customer's printed Order information shall be mutually agreed upon by Intuit and Harland, but it is understood that at a minimum the printed information will always adhere to generally accepted Bank standards including, but not limited to, ANSI x9.27 and x9.13 and the most recent ANSI or industry body imaging standard as required by the Customer's Bank and be reasonably readable by the Customer's Bank processing (reader/sorter) equipment.

15. BANK FILE MAINTENANCE. At Intuit's option: (a) Harland agrees to maintain the Bank File (as defined in Appendix 1), which provides account number validation, transit/routing validation and MICR line formatting by Bank and account type of and for Intuit Customers, on behalf of Intuit; and (b) the Bank File shall be managed, maintained and updated by Harland on behalf of Intuit and a copy of the physical database shall be located on Intuit premises and updated routinely to insure access to Customer information, all in accordance with Intuit's instructions.

16. MICR QUALITY. Harland warrants and guarantees to Intuit that the MICR line on all checks produced under this Agreement for Intuit Customers will adhere to generally accepted Bank standards, including but not limited to ANSI x9.27 and x9.13 and the most recent ANSI or industry body imaging standard. If for any reason the MICR line on the check does not meet the generally accepted Bank's standards, Harland will work with the Bank to make the necessary changes and reprint and reship the Order at Harland's sole cost and expense (including shipping).

17. PACKAGE INSERTS. Harland will enclose with each Order shipped under this Agreement a reorder form to be supplied or expressly pre-approved by Intuit in writing. No other articles or material (such as promotional literature) may be included in the package enclosing the shipped Order to a Customer except as expressly pre-approved by Intuit in writing. Intuit may request that Harland insert articles, including but not limited to promotional literature, in the Customer package. Intuit shall bear the material cost of such inserts and the costs of transporting them to Harland. The number, size, or shape of the inserts may require packaging that is different from that ordinarily used to package the underlying order item and order item quantity, in which case Intuit and Harland agree to negotiate a reasonable and mutually agreeable resolution.

18.  TURNAROUND TIME.

     (a) Harland shall process and ship each Order to the Customer within a specified standard time of receipt of such Order. Because timeliness of delivery to the Customer is an important competitive factor, as a material inducement to Intuit to enter this Agreement, Harland agrees to process and ship Intuit Orders received by

          Harland at least in accordance with the following timing/turnaround requirements, which are obligations of performance by Harland hereunder:

               The average time in plant for all Orders for Standard Products shipped within any quarter shall be 24 hours or less. No more than 5% of all Orders for Standard Products shipped within any quarter will be shipped in more than 48 hours. An additional 8 hours shall be added on a per order weighted average basis for prepress functions (i.e., editing, data entry, order entry, etc.) when preformed by Harland. Any day with unusual daily Order volumes for Standard Products (exceeding 30% variance from the previous 30 day average daily volumes) will be exempt from this service commitment. In addition, Orders that are in any way delayed due to Intuit systems issues or Intuit-caused errors shall be exempt from the foregoing calculation.

     (b) "ORDER RECEIVED BY HARLAND" or "RECEIPT OF THE ORDER BY HARLAND" shall mean: (i) the availability to Harland of the Order from Intuit's ordering system (including but not limited to COSMOS and its successors) after all prepress functions (i.e., editing, data entry, order entry, etc.) have been completely performed; and/or (ii) the availability to Harland of a complete Order (i.e. Order containing all required information such as product number, quantity, payment, imprint, etc.) from a Customer. An Order is "SHIPPED" when it is physically completed and ready for carrier pickup and has been recorded as such in Harland's production system. "TIME IN PLANT" shall mean the number of hours difference between the time the Order is shipped and the time the Order is received by Harland. "AVERAGE TIME IN PLANT" for a given quarter shall mean the sum of time in plant for all Orders shipped within the quarter divided by the total number of Orders shipped within the quarter.

     (c) For any consecutive three (3) month period ending on April 30, July 31, October 31, or January 31 during which Harland does not meet the turnaround requirements set forth above, Harland shall pay Intuit a fee of $100,000 within thirty (30) days following the close of such three (3) month period. Should Harland not meet the applicable standard for one or more consecutive quarters, a material breach of this Agreement by Harland shall have occurred with consequences as described in Section 45.

19. STANDARD SHIPMENT METHODS. Harland will ship each completed Order to the Customer's address. Unless otherwise indicated on the purchase order or otherwise specified by Intuit (or unless otherwise expressly provided in this Agreement), shipping shall be via UPS ground (hereinafter "UPS GROUND") or comparable service where UPS ground is not available. Harland will have implemented a system so that 97% of Orders for Standard Products shipped to an address in the continental United States will be shipped by Harland from a location that, according to material published by UPS, is within three (3) business days of shipment via UPS ground of the addressee.

     Notwithstanding the foregoing, the selection of each shipping carrier will be subject to Intuit's approval.

20.  ERROR CORRECTION.

     (a) Any Orders that have errors that are not the Customer's or Intuit's fault ("HARLAND ERRORS") shall be corrected, reprinted and reshipped by Harland within twenty-four (24) hours (not including Saturday, Sunday, or a nationally recognized holiday) after Harland receives notice of the error and the correct information by phone, electronic mail, electronic transmission, first class, certified or registered U.S. mail, or facsimile notice, and the corrected Order shall be shipped via a ground shipping method (UPS or comparable) or express shipping method (UPS Red Label or comparable) if requested by the Customer. Harland shall bear all printing and shipping costs of correcting, reprinting and reshipping such corrected Order.

     (b) In the event that the "Monthly Rerun Rate" (defined below) in any given calendar month exceeds one percent, Harland will pay to Intuit a fee equal to $50.00 multiplied by the number of reruns in the given month, if any, in excess of one percent multiplied by the given calendar month's total order volume. "MONTHLY RERUN RATE" shall mean the percentage of rerun items shipped in a given month that were caused through Harland's fault based on the total number of items shipped in the given month.

     (c) If the reason for the Harland Error is a Cross-Shipment (i.e., shipping an Order to the wrong customer), then Harland shall pay a fee of $100.00 to Intuit to reflect the added management time required and security measures demanded by Customers. In the case of any other Harland Errors, subject to Harland's reasonable agreement and approval on a case by case basis, Harland shall reimburse Intuit for any out-of-pocket expenses incurred by Intuit arising from such Harland Errors, including, but not limited to, commercially reasonable payments that Intuit makes to Customers in connection with Customer claims arising from such Harland Errors.

     (d) If the error in an Order is Intuit's fault or the Customer's fault, then Harland shall reprint and reship the Order via express shipping within twenty-four (24) hours of being notified of the error and Intuit shall bear the cost of reprinting, reshipping and the rush charge (see Exhibit A) of such Order.

     (e) Notwithstanding the foregoing, the selection of each shipping carrier and shipping method will be subject to Intuit's approval.

21. RUSH SHIPMENTS. At Intuit's request, Harland will provide "rush" service for an individual Standard Order. Rush Orders received by Harland (as defined in Section 18) by 11:00 AM Pacific time will be produced and shipped the same day. Rush Orders received by Harland after 11:00 AM Pacific time will be produced and shipped the following Business Day. If Harland commits to rush an Order and such Order is not completed and sent out as promised, then Harland shall pay for the overnight shipping of the Order to the Customer and an additional fee of $30.00 to cover the added fulfillment costs, and shall waive payment of the Customer Rush charge (see Exhibit A) by Intuit for that Order.

22. SERVICE FAILURES. If, for a reason that is attributable to Harland, Harland is unable to ship an Order according to the then-current timeliness standard, then the Order will be shipped using an overnight delivery service approved by Intuit (such as UPS Red Label or Federal Express). In such event, the difference in cost between the express service and the service requested on the purchase Order shall be borne solely by Harland.

     In the event of a service failure resulting from a storm, natural disaster, labor strike, transportation strike, computer failure, or related down time associated from power outages, the service and timeliness standards of this Agreement shall be suspended during such service failure and Intuit and Harland agree to work together to resolve the given situation as it may occur.

23. QUALITY IMPROVEMENT. Quality improvement is critical to Intuit's long-term success and Intuit intends to significantly reduce both Customer errors and internal Intuit errors. Intuit expects that Harland will reduce its production and shipping errors by actively deploying Total Quality Management philosophy, training and practices in its operations. Intuit and Harland agree to meet quarterly during the Term of this Agreement to review key operating measures and programs designed to continually improve performance. Any sustained (over two or more quarters) significant degradation of performance in key operating performance (for example, continually increasing Harland induced errors) can be considered a material breach of this Agreement by Harland with consequences as described in
     Section 45. Intuit must provide written notice of any such significant degradation of performance as part of the quarterly review.

     Intuit must make reasonable efforts to provide, in writing, 90 days in advance, notice to Harland of any new version of software or promotion which could significantly change the order volume of Intuit Products. In addition, Intuit must make reasonable efforts to provide Harland with non-binding annual projections for Intuit Products.

     Both parties are responsible for engaging in a planning process that will maximize the opportunities to meet service/quality thresholds and exceed customer expectations. At a minimum, Intuit and Harland agree to meet quarterly to review performance and establish future objectives. The locations and times of these meetings will be mutually agreed upon.

24. CALL CENTER SUPPORT. Harland will maintain phone support for Intuit sales representatives. The minimum hours of support include the hours of 5:00am to 6:00pm (Pacific Standard Time) on Business Days. Hours are to be extended to later hours or weekends during peak business times of the year as agreed to by Harland and Intuit. Extended hours are subject to an additional service charge as set forth in Exhibit A. During the hours of support, Harland will answer calls from Intuit representatives with an average speed of answer of 30 seconds or less for 80% of the calls. The longest call waiting is not to exceed 5 minutes.

25. ORDER CLARIFICATION. For the service charge for Order Clarification as set forth in Exhibit A Harland will make up to three contact attempts followed by one mailing to a Customer for an incomplete or unclear Order (e.g., Order missing product numbers, quantity, payment, or imprint). The contact attempts are to be made within the following periods: one day of receipt (first attempt), three days of receipt (second attempt), and one week of receipt (third attempt). The mailing is to be sent if there is no response from the Customer after ten days of receipt of the Order, the postage for which is to be borne by Intuit. An Order is to be held for up to 3 weeks or as specified by Intuit after which the Order is sent back to the Customer.

26. ELECTRONIC BILLING. Harland will provide billings in an electronic format as agreed to by both Harland and Intuit. The minimum fields includes: (i) invoice number, (ii) invoice date, (iii) Intuit Order number (where applicable), (iv) product or service description, (v) freight carrier (where applicable), and (vi) amount.

27. ELECTRONIC ORDER PROCESSING. Harland will maintain and make enhancements where applicable in its production systems such that: (i) the minimum percentage of Direct-to-Plate Orders of Standard Products compared to total Orders of Standard Products is 90%; and (ii) the maximum Order reject rate for Orders of Standard Products coming from Intuit's order system (including but not limited to COSMOS and its successors) is less than 1%, provided Harland is given reasonable notice of Intuit-initiated system changes.

28. LIQUIDATED DAMAGES. Harland acknowledges that the compensation set forth in Sections 18, 20, and 21 are not a penalty and that such compensation is reasonable. Harland further acknowledges that it is impractical and extremely difficult to ascertain the actual amount of monetary damages incurred by Intuit for violation or breach of the provisions set forth in Sections 18, 20 and 21. This Section applies only to damages for breach of contract arising out of violation or breach of the provisions of Sections 18, 20 and 21 by Harland under this Agreement. Moreover, to the extent this Agreement provides for such compensation, the right to require payment of such compensation shall be the sole damages for such error or breach. Except for such damages, Intuit reserves and retains any and all rights and remedies available under this Agreement or otherwise.

     Intuit and Harland agree to meet quarterly to monitor Intuit's right to compensation as specified in this Section during the prior quarter and the results of the cost savings measures specified in Section 38. The locations and times of these meetings will be mutually agreed upon, and may coincide with the quarterly meetings specified in Section 23.


PRODUCTS

29. PRODUCTS. Subject to the terms and conditions of this Agreement, Harland shall produce, provide and deliver to Intuit and its Customers all the Exclusive Intuit Products, styles and colors that Intuit currently offers as of the Effective Date. The parties may agree to add other Intuit Products, styles, quantities and colors in the future. The terms of this Agreement shall apply to any other Intuit Products that Harland may supply Intuit in the future pursuant to such an agreement, provided that such other Intuit Products shall only be deemed to be additional Exclusive Intuit Products to the extent that the parties expressly agree in writing. Prices and charges for such other Intuit Products may be different from the prices for Exclusive Intuit Products set forth herein and will be mutually agreed to by Intuit and Harland in separate written addenda or amendments to this Agreement. Upon mutual agreement, the parties may agree to eliminate certain Intuit Products in the spirit of improving quality and customer satisfaction levels and/or lowering costs in the system.

30.  LOGOS.

     (a) Customer Logos. Harland will include in the Intuit Products logos requested by Customers ("CUSTOMER LOGOS"). Harland will print all standard Customer Logos at no charge. A set of standard Customer Logos will be mutually agreed upon by both parties. Harland will scan and prepare custom Customer Logos from camera-ready artwork for a one-time charge as listed in Exhibit B. Should clean-up work be required on the Customer-submitted artwork in order to prepare it for printing an additional clean-up charge will be added to the Order as listed in Exhibit A. There will be no additional charge for printing either custom or standard Customer Logos. Either standard or custom Customer Logos are printed as part of the Customer's name and address for positioning and sizing, and should appear on all plies of multi-ply items except in cases where a logo must be printed using offset technology on multi-part forms. In the event certain royalty payments to third parties are required due to a Customer's request to use said logos, the cost of these royalties shall be borne by Intuit or the Customer.

     (b)  Intuit Marks.

          (i) Harland shall affix Intuit's trademark, service mark, trade names and/or logos (collectively "INTUIT MARKS") on the Intuit Products as specified by Intuit and in accordance with Intuit's trademark usage requirements contained in Exhibit D, as such requirements may be modified by Intuit from time to time ("TRADEMARK USAGE REQUIREMENTS").

          (ii) Harland agrees not to use or register in any jurisdiction any of the Intuit Marks or any trademark, service mark, trade name or logo resembling or confusingly similar to any of the Intuit Marks or any component(s) thereof, or any marks that include the Intuit Marks or component(s) thereof, or any marks that include the character string "QUICK," notwithstanding the licensed usage rights for the Intuit Products expressly granted in this Agreement and fair-use statements in marketing for Harland's own products, which may contain plain-text references to the "Intuit", "Quicken" or "QuickBooks" marks for the sole purpose of expressing basic compatibility, i.e., not for naming or branding of Harland's own products or implying source, affiliation or endorsement (e.g., "Harland(R) Checks...for use with QuickBooks(R) Accounting Software" and not "QuickBooks(R) Checks by Harland"). Harland agrees not to act in any manner or contribute in any way to actions or activities that would adversely affect the goodwill or the ownership of the Intuit Marks or any component(s) thereof. If Intuit notifies Harland of any such confusion, risk of confusion or adverse action, Harland agrees to take appropriate steps to immediately remedy or avoid such confusion, risk of confusion, or action.

          (iii) Harland shall give Intuit notice of any known or presumed infringements of the Intuit Marks, and Harland, at Harland's reasonable expense, shall render Intuit reasonable cooperation (i.e. supporting documentation, testimony, etc.) for the protection of the Intuit Marks. If Intuit decides to enforce its rights in the Intuit Marks against an infringer, all costs, expenses and reasonable attorneys' fees incurred (excluding Harland's cooperative costs, expenses and reasonable attorneys'
                fees) and recoveries made shall be for the account of Intuit.

          (iv) Harland acknowledges that the goodwill associated with the Intuit Marks may be irreparably damaged if the Intuit Products do not conform to industry standards and customer expectations concerning the performance and quality of such products. The Intuit Products will conform to the product quality requirements specified in Sections 14 and 16. Harland agrees to cooperate with Intuit in facilitating Intuit's control of the quality of the Intuit Products, to permit reasonable inspection of the Intuit Products, and to supply Intuit with specimens of the Intuit Products and use of the Intuit Marks upon request. Harland shall comply with all applicable laws and regulations, and obtain all appropriate government approvals pertaining to the sale, distribution, and advertising of the Intuit Products.

          (v) Harland acknowledges Intuit's ownership of the Intuit Marks, that any and all usage of the Intuit Marks will inure to the sole benefit of Intuit, and that nothing in this Agreement or Intuit's trademark usage requirements gives Harland any right, title or interest in the Intuit Marks. Harland agrees not to attack the validity or Intuit's ownership of the Intuit Marks. Permission to display the Intuit Marks, other than on the Intuit Products and in fair use plain-text compatibility statements as set forth in
               Section 30(b)(ii) above, requires express written approval by Intuit prior to any release or publication of advertising, promotion or packaging, which approval can be withheld, and strict adherence to Intuit's Trademark Usage Requirements. All rights not expressly granted herein are reserved by Intuit.

31. SPECIFICATIONS. Intuit will provide Harland with the specifications for the Intuit Base Stock and printed information for all Exclusive Intuit Products and any other Intuit Products that Intuit may ask Harland to produce.

32. RIGHTS IN CHECK DESIGNS. Harland acknowledges Intuit's ownership of all worldwide copyrights, trademarks, service marks and trade dress rights in Intuit Products, including but not limited to the alignment numbers in the tractor feed strips of the checks, the layout and design of checks, and the format of indicia on the checks. No transfer or license of any copyrights, trademarks, service marks, trade dress rights or other intellectual property rights in any Intuit Product is granted or implied by this Agreement.


PRICING

33. SERVICE CHARGES. For each Order for which Harland performs services under this Agreement, Harland shall charge Intuit the amounts set forth in Exhibit A.

34. MANUFACTURING CHARGES. Manufacturing functions include all production functions necessary to produce the Order after the Order has been made available to Harland from Intuit's ordering system (including, but not limited to, COSMOS and its successors) with all prepress functions having been completely performed (i.e., editing, data entry, order entry, etc.) whether such functions are performed by Harland, Intuit or some third party. For each Order for which Harland performs manufacturing functions, Harland shall charge Intuit the prices set forth in Exhibit B.

35. INCENTIVE ALLOWANCE. Harland agrees to provide Intuit an incentive allowance of $3,400,000 to be drawn upon at the rate of $50,000 per month beginning with the first effective month of this agreement. Intuit may take this allowance in the form of a credit against outstanding invoices of Harland to Intuit or may request payment of the advance in cash by wire transfer.

36.  MARKETING ALLOWANCE. In addition to the incentive allowance described in
     Section 35, Harland agrees to provide Intuit with an annual $300,000 in marketing allowances for each twelve-month period ending on the anniversary of the Effective Date.

     Such $300,000 annual amount will be prorated for any periods of less than twelve months that occur during this Agreement. For example, for the period beginning on January 1, 2005, and ending on August 31, 2005, the marketing allowance would be equal to $200,000. Intuit may spend these marketing allowances as it deems appropriate provided that such allowance is spent in a manner reasonably calculated to increase the penetration of Intuit Product to Customers in the Intuit software base. At Intuit's option, Harland will reimburse Intuit for these expenses either as a credit against outstanding invoices or by wire transfer within thirty (30) days of receipt of documentation substantiating the expenses. Harland will provide Intuit an annual accounting of the unused balance of this allowance.

37. PRICING/INCENTIVE PROVISIONS. Intuit acknowledges that Harland has agreed to favorable terms and conditions in this Agreement including the pricing set forth in Sections 33 and 34, Exhibit A, and Exhibit B and the payment of an incentive allowance (Section 35) and a marketing allowance (Section
     36) based upon factors including Intuit FSG's current unit volume and anticipated growth in unit volume. Accordingly:

     (a) if during any period consisting of twelve (12) consecutive months during the Term of this Agreement, Intuit's unit volume to Harland equals less than 750,000 units, Intuit shall not be entitled to any further incentive allowance payments;

     (b) if during any period consisting of twelve (12) consecutive months during the Term of this Agreement, Intuit's unit volume to Harland equals less than 500,000 units, Harland shall not be obligated to provide Intuit the pricing set forth in this Agreement, and Harland and Intuit shall negotiate in good faith as to the applicable pricing. If Harland and Intuit are unable to agree upon the applicable pricing, then such event can be considered grounds for non-performance under this Agreement with consequences as described in Section 45.

38. FUTURE COST SAVINGS. Continuous improvement in reducing costs is critical to competing effectively in the market. Harland agrees to review with Intuit its costs on an annual basis. Cost savings identified, other than those associated with direct material costs, will be shared between Intuit and Harland with 60% of the savings going to Intuit and 40% to Harland.

39. SPECIAL PROMOTIONS. From time to time Intuit may offer promotional programs to Customers as a purchase incentive. Specific terms of promotions and Harland's participation in same will be agreed upon in writing between Harland and Intuit.

40. ALLOWABLE PRICE ADJUSTMENTS. Harland may not change any prices in this Agreement or any of its Exhibits except to reflect changes in Harland's direct material costs for paper and packaging material as described in subparagraphs (a), (b), (c) and (d) and except as expressly set forth in
     Section 41:

     (a) Changes in Paper Costs. If, in any twelve-month period during the term of this Agreement that ends on an anniversary of the Effective Date, Harland experiences an increase in its direct material costs for paper or packaging material, then Harland may thereafter increase the price shown in Exhibit B for each Product whose cost is affected by such cost increase by no more than one half (1/2) of the direct cost increase for each item. Harland must clearly substantiate to Intuit any annual increase in its direct paper or packaging material costs. If in any twelve (12) month period during the Term of this Agreement that ends on an anniversary of the Effective Date, Harland experiences a decrease in such costs, then Harland shall thereafter decrease the price shown in Exhibit B for each Product by one-half (1/2) of the cost decrease for each item.

     (b) Frequency. Harland may not for any reason increase its price for any Intuit Product more than once per each twelve-month period ending on an anniversary of the Effective Date (i.e., Harland cannot increase its price for any Intuit Product more frequently than one (1) year after the date of Harland's most recent previous price increase for such Intuit Product). Further, except as set forth in Section 41, Harland may not increase any prices for any reason whatsoever prior to the first anniversary of the Effective Date of this Agreement.

     (c) Notification. Harland must notify Intuit in writing of any proposed price increase at least sixty (60) days in advance of such increase. Any such price increase must be agreed upon in writing by Intuit, which agreement will not be unreasonably withheld. During that sixty
          (60) day period, Harland will continue to honor its existing prices.

     (d) Right to Audit. Intuit shall have the full right to audit any and all documents, records or other paperwork of Harland's that it deems necessary or appropriate in order to verify Harland's right to make any price increase under this Agreement, including any agreements Harland may have with its suppliers. Harland agrees to make such information readily available to Intuit's auditors, and this information will be kept confidential.

41. SHIPPING CHARGES. Harland's shipping charges to Customers will not exceed Harland's actual cost of shipment for each individual Order. Intuit shall have the right to audit Harland's shipping costs. Shipping charges are to be added to the price of the Order and are to be paid by Intuit with the exception of Orders that are the subject of Harland errors or shipping delays as provided in Sections 16, 20, 21, and 22 of this Agreement. Notwithstanding the foregoing, any extra shipping charge for an Order delivered to a residential customer (as determined by UPS or other carrier) is not added to the price of that Order. Harland and Intuit will continue the current practice of estimating this charge which is to be paid by Intuit to Harland.

42. PAYMENT TERMS. Harland will issue invoices to Intuit no more frequently than once per week. Payment terms shall be net 30 days with a two percent (2%) discount for early payment within ten (10) business days of Intuit's receipt of Harland's invoice. Debit memos will have the same terms as invoices. Credit memos are applicable to outstanding invoices or debit memos. In the event that Intuit has a credit balance with Harland for a period of at least thirty (30) days, Intuit may elect to have Harland pay Intuit such credit balance in cash within ten (10) days after such thirty (30) day period by giving Harland written notice to that effect.

RENEWAL; TERMINATION AND RELATED TERMS

43. OPTION TO RENEW. The parties may mutually agree to renew this Agreement for additional terms of two (2) years on the same terms and conditions as set forth in this Agreement. Such agreement to renew shall be reflected in writing.

44. INVENTORY BUYBACK. Upon cancellation or termination of this Agreement for any reason other than for the fault of Harland and/or if Intuit modifies Intuit Base Stock resulting in obsolete Intuit Base Stock inventory, and/or if Intuit changes packaging requirements, Harland at its sole discretion has the right to sell all or part of its then-existing inventory of unique Intuit Base Stock, and/or its then existing inventory of unique Intuit packaging material to Intuit for an amount equal to its book value. Intuit has the right to review such records as it deems necessary or appropriate to verify the book value of such inventory. In no event will Intuit be responsible for paying for more than the greater of ninety (90) days worth of base stock or packaging material inventory or 75,000 forms or units. Ninety (90) days worth shall be determined as 25% of the previous twelve months usage, provided the base stock in question has been offered during the previous twelve (12) month period. Intuit shall be responsible for all such inventory if it was initially offered during the previous twelve (12) month period.

     Notwithstanding the foregoing, Intuit shall not be obligated to purchase any inventory that (1) is not in good and usable condition such that it could be used for its intended purposes without further preparation or expense, or (2) Harland orders after receiving notice of termination of this Agreement or notice of modifications to the Intuit Base Stock. Any stock that has been purchased by Harland pursuant to mutually agreed upon new product pilot tests shall be specifically excluded from Intuit's buyback obligation. The costs of such material shall be covered under separate agreements.

45.  TERMINATION.

     (a) Grounds for Termination. Either party shall have the right to terminate this Agreement:

          (i) sixty (60) days after giving the other party written notice of termination of this Agreement ("TERMINATION NOTICE") if the other party has materially breached this Agreement and fails to cure each such material breach of this Agreement described in the Termination Notice within sixty (60) days after the Termination Notice has been given (within the meaning of Section 52 hereof) to such other party;

          (ii) immediately, if the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or

         (iii) immediately, if the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition or other arrangement for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of its initial filing.

          In addition, Intuit shall have the right to terminate this Agreement on ninety (90) days prior written notice to Harland at any time following the second anniversary of the Effective Date in the event that: (1) new technology is available that significantly impacts the marketplace in which Harland operates under this Agreement and such technology has not been adequately adopted by Harland for use in fulfilling Intuit's Orders; or (2) Harland is unable to scale the color/semi-custom/custom business significantly enough to meet the volumes demanded by Intuit's Customers.

     (b) Orders After Termination Notice. In the event that any notice or termination of this Agreement is given in accordance with this Section, Harland will continue to process any Customer Orders received by Harland prior to the effective date of termination; provided that in the event of a dispute regarding nonpayment by Intuit, Intuit deposits the disputed amount in an interest bearing escrow account with a commercial bank and provides written notice of same to Harland.

     (c) Effect of Termination or Expiration. For a period of two (2) years after the date of termination or expiration of this Agreement for any reason, Harland will make available to Intuit for inspection and copying all books and records of Harland and its affiliates that pertain to Harland's performance and compliance with its obligations, warranties and representations under this Agreement (other than those books and records required to be destroyed by Harland under this paragraph (c)). In addition, upon termination or expiration of this Agreement Harland and its affiliates (i) will cease using any Intuit trademark, service mark, trade name, logo or designation, and (ii) will forward all Customer information (including, but not limited to, all Customer Logos in the format specified by Intuit) and all Bank Files, and all copies thereof, in its/their possession to Intuit within two (2) weeks after termination of this Agreement pursuant to this Section. After forwarding all such materials to Intuit, Harland agrees to destroy all information related to Intuit Customers that is in the possession of Harland or any of its affiliates. Intuit shall use such information of Harland that it inspects or audits solely for the purpose of determining Harland's performance and compliance with its obligations, warranties, and representations under this Agreement and shall otherwise keep such information confidential.

     (d) No Damages for Termination. REGARDLESS OF WHETHER OR NOT ANY REMEDY OF ANY PARTY HEREUNDER FAILS OF ITS ESSENTIAL PURPOSE, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. NEITHER PARTY WILL BE LIABLE TO THE OTHER ON ACCOUNT OF TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS FOR ANY REIMBURSEMENT OR DAMAGES FOR THE LOSS OF GOODWILL, LOSS OF ANY PROFITS OR ANTICIPATED INCOME, OR ON ACCOUNT OF ANY EXPENDITURES, INVESTMENTS, LEASES OR OTHER COMMITMENTS MADE BY EITHER PARTY OR FOR ANY OTHER REASON WHATSOEVER BASED UPON, OR ARISING FOR ANY REASON OUT OF, SUCH EXPIRATION OR TERMINATION.

     (e) Survival. Notwithstanding the termination or expiration of this Agreement, the following provisions of this Agreement shall survive and continue to bind the parties following the termination of this
          Agreement: Sections 5, 6, 7, 8, 9, 10, 20 (with respect to the shipment of Orders pending at the date of termination or expiration of this Agreement), 32, and 46.

     (f) Special Remedies for Non-Performance. In the event that Harland materially breaches any of the provisions under GENERAL TERMS, PRODUCTION, PRODUCTS, and PRICING (i.e. Sections 1 through 42 of this Agreement), Harland will be given 60 days to remedy the non-performance. If after this 60 day period, Harland fails to cure such material breach, then Intuit, at its sole option, may, in lieu of terminating this Agreement as provided above:

          (i) terminate the exclusivity provision of Section 4 of this Agreement; and/or

          (ii) elect to reduce the remaining Term of this Agreement to one (1) year from the date that Intuit gives Harland written notice of Intuit's election to reduce the remaining Term of this Agreement pursuant to this Section (the "REDUCTION NOTICE"), in which case this Agreement will automatically terminate on the first anniversary of the date that Intuit gives Harland the Reduction Notice.

46. NO CONSEQUENTIAL DAMAGES. Neither party shall be responsible to the other for any claims for any special, incidental, or consequential damage, including lost profits, or loss arising from breach of warranty or any other default on the part of such party.

MISCELLANEOUS PROVISIONS

47. YEAR 2000 WARRANTY. Harland represents and warrants to Intuit that Harland's services covered by this Agreement will not at any time incur a material loss of performance as a result of the century date change in the year 2000 or as a result of the year 2000 being a leap year. Notwithstanding the terms and conditions of Section 45(a)(i), the notice and cure period for a material breach of the foregoing will be thirty (30) days.

48. MODIFICATIONS TO THIS AGREEMENT. No modification or amendment to this Agreement shall be effective unless it is executed in writing by both parties.

49. ASSIGNMENT. This Agreement will bind and inure to the benefit of each party's permitted successors and assigns. Harland may not assign this Agreement, in whole or in part, without Intuit's written consent. Any attempt by Harland to assign this Agreement without such consent will be null and void. During the Term of this Agreement Harland agrees not to sell its interest in all or substantially all of the assets required to perform its obligations under this Agreement without the prior written consent of Intuit. The parties agree that, in the event of Harland's breach of the provisions of this paragraph: (i) Intuit will have the right to terminate this Agreement without penalty at any time following such breach; and (ii) Intuit will not have the right to prevent a corporate-wide sale of Harland's assets to a third party.

50. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California applicable to agreements entered into, and to be performed entirely, within California between California residents, without regard to principles of choice of law or conflict of laws.

51. SEVERABILITY. If any provision of this Agreement is found to be invalid, unlawful or unenforceable, then, if possible, that provision will be modified to the extent possible to reflect the parties intentions and remain valid, lawful, and enforceable, rather than being voided, and whether or not such provisions is voided or so modified, the other provisions of this Agreement will nevertheless remain in full force and effect.

52. NOTICES. All notices under this Agreement will be deemed to have been given for purposes of this Agreement when such notice is (i) delivered personally, (ii) sent by confirmed facsimile transmission, or (iii) sent by certified or registered U.S. mail or nationally-recognized express courier, return receipt requested, to the address of the receiving party shown below or to such other address for notice under this Agreement as may otherwise be specified by either party to the other by a written notice given in accordance with the provisions of this Section:

               If to Intuit:         Intuit Inc.

                                     2525 Garcia Avenue
                                     Mountain View, CA 94043
                                     Attn:  Vice President and General Manager,
                                            Financial Supplies Group
                                     Fax: (650) 944-6919

               with a copy to:       Intuit Inc.
                                     2550 Garcia Avenue
                                     Mountain View, CA 94043
                                     Attn: General Counsel
                                     Fax: (650) ____________

               If to Harland:        John H. Harland Company
                                     300 E. Meridian Street
                                     Milton, Washington 98371
                                     Attn: Martin Kerner
                                     Fax: (253) 927-4014

               with a copy to:       John H. Harland Company
                                     2939 Miller Road
                                     Decatur, GA 30035
                                     Attn: General Counsel
                                     Fax: (770) 593-5619

     Notwithstanding the foregoing, the above provisions of this Section shall not apply to Intuit's notification of Order errors to Harland, which may be given by Intuit by way of telephone, facsimile transmission, electronic transmission or electronic mail as indicated in Section 21 of this Agreement.

53. INDEPENDENT CONTRACTORS. The parties to this Agreement are independent contractors. There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

54. WAIVER. No failure of either party to exercise or enforce any of its rights under this Agreement will act as a waiver of such rights. No waiver of any rights hereunder will be effective unless set forth in a writing signed by the party granting such waiver.

55. ENTIRE AGREEMENT. This Agreement together with its Exhibits and Appendix constitutes the complete and exclusive agreement and understanding between the parties with respect to the subject matter hereof, and this Agreement shall supersede and replace any and all prior agreements, communications, and understandings (both written and oral) regarding such subject matter, including the Prior Agreement.

IN WITNESS WHEREOF, Intuit and Harland have executed and entered into this Agreement by their duly authorized representatives effective as of January 1, 2000.

JOHN H. HARLAND COMPANY                 INTUIT INC.



By:                                     By:
   ----------------------------------      -------------------------------------


Name:                                   Name:
     --------------------------------        -----------------------------------


Title:                                  Title:
      -------------------------------         ----------------------------------


Date:                                   Date:
     --------------------------------        -----------------------------------


Attachments:

Appendix 1:           Certain Definitions

Exhibit A:            Service Charges

Exhibit B:            Manufacturing Prices

Exhibit C:            Bank File Letter Agreement

Exhibit D:            Trademark Usage Requirements

                                   APPENDIX 1
                               CERTAIN DEFINITIONS

For purposes of this Supply Agreement, the following terms are defined as indicated below.

Bank The term "BANK" means the bank, credit union, savings and loan or any other financial institution at which the Customer has a checking account for which the Customer is purchasing checks supplied under this Agreement.

Bank File           The term "BANK FILE" means an electronic database of
                    information owned by Intuit and maintained by Harland for the benefit of Intuit, as such may be improved, enhanced and expanded from time to time, that will enable Intuit to take
                    Orders by phone or electronically directly from a Customer without the need for a sample check or MICR specification sheet. The Bank File is also necessary to enable Intuit to electronically transmit its Orders pursuant to this Agreement. The purpose of the Bank File database is (1) to insure that shipped orders contain valid and correct financial institution information regarding the Customer(s), including valid account number, sequential position, and the transit/routing number, and correct fractional number and bank address; and (2) to validate this information before orders are accepted, thereby improving the accuracy of telephone and electronic customer Orders.

Business Day        The term "BUSINESS DAY" means a 24-hour period during a
                    Monday, Tuesday, Wednesday, Thursday, or Friday; provided that Business Days do not include: (a) any holiday recognized by the federal government of the United States of America, or (b) any Saturday or Sunday.

Cross-Shipment      The term "CROSS-SHIPMENT" means when Harland ships an Order to a person other than the Customer for whom such Order was intended.

Customer            The term "CUSTOMER" refers to an Intuit customer.

Direct-to-Plate     The term "DIRECT-TO-PLATE" means the process and technology whereby Intuit and Harland work together to achieve the electronic transmission of pre-formatted Customer Orders directly from Intuit to Harland. By use of the electronic transmission of Orders, Harland will eliminate the need to perform data entry, auditing, and editing of Customer
                    Orders, thus reducing Harland's operating costs. Historical reference is made to the term "plate" which is used on an offset printing press.

Intuit FSG          The term "INTUIT FSG" means the Intuit business unit that
                    has responsibility for the supply of software-compatible checks and forms to Customers.

Intuit Base         The term "INTUIT BASE STOCK" means the Intuit-specified
Stock               pre-printed paper upon which individual customer information is imprinted to produce personalized checks and invoices.

Intuit Product or   The term "INTUIT PRODUCT" or "PRODUCT" means any Intuit FSG
Product             product,  including but not limited to Exclusive
                    Intuit Products, that Intuit purchases from Harland pursuant to this Agreement.

Standard            The term "STANDARD PRODUCT" means any "EXCLUSIVE INTUIT
Product             PRODUCTS" that do not include custom features or unusual
                    requirements, including but not limited to new custom logo, color imprint, new phantom logo, back-printing, additional color).

Exclusive Intuit    The term "EXCLUSIVE INTUIT PRODUCTS" means the following
Product             products provided by Intuit FSG to Customers as of the
                    Effective Date: (a) standard, semi-custom, and custom software compatible forms and checks; (b) manual checks; (c) pre-inked stamps; and (d) imprinted envelopes.

Order The term "ORDER" means an Intuit Customer order for the purchase of Intuit Products. Orders may be transmitted by Intuit to Harland electronically (via modem or phone line), by facsimile, or by mail.

                                    EXHIBIT A


                                SERVICE CHARGES

----------------------------------------------------------------------------------------------------------
                                                                                            PRICE
       SERVICE                               DESCRIPTION                          PRICE     BASIS
----------------------------------------------------------------------------------------------------------
Order Clarification    Research and resolve incomplete or ambiguous order         $8.75    Per Order
                       information, including direct interaction with Intuit's
                       customer.

Standard Data Entry    Edit paper orders submitted by Intuit's customers,         $4.78    Per Order
                       process customer payments, and input data into
                       production system.

State "0" Data Entry   Enter all information required to produce non-standard
                       orders.                                                    $4.04    Per Order

State "10" Data Entry  Review and edit State 10 orders originating external to    $1.96    Per Order
                       Harland.

Customer Rush          Customer paid rush services                               $15.00    Per Item

Intuit Rush            Non-customer paid rush services                            $7.00    Per Item

Special clean-up       Clean-up low quality logo artwork, provide custom         $26.25    Per Item
                       design.

Accounting voucher     Provide proof of payment for non FSG-supplied products    No charge Per Order
processing             ordered in tandem with printed products.

Extended Call          Provide customer service telephone coverage on weekends,  $35.00    Per Customer
Center Support         and before 5AM and after 6PM Pacific Time on business               Service
                       days.                                                               Representative
                                                                                           Hour
----------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                              MANUFACTURING PRICES

                                     CHECKS

----------------------------------------------------------------------------------------------
             STANDARD STANDARD   STANDARD       VOUCHER      VOUCHER      VOUCHER     WALLET 1
              1-PART   2-PART     3-PART        1-PART        2-PART       3-PART       PART
----------------------------------------------------------------------------------------------
                                            LASER
----------------------------------------------------------------------------------------------
      250    $ 12.58     na         na          $ 14.78      $ 23.30      $ 34.50      $ 13.04

      500      15.00     na         na            21.84        38.91        57.93        15.10

    1,000      19.92     na         na            35.98        71.44       106.14        19.85

    2,000      32.52     na         na            65.59       135.18       202.54        30.85

    3,000      44.28     na         na            93.87       198.92       298.95        42.07

    4,000      56.04     na         na           123.48       264.00       395.36        53.22

    5,000      69.13     na         na           153.10       327.74       491.76        65.70

Add'l 1000     12.83     na         na            29.02        62.47        94.48        12.23
----------------------------------------------------------------------------------------------
                                         CONTINUOUS
----------------------------------------------------------------------------------------------
       250   $ 13.35   $ 18.27      na          $ 14.40      $ 21.88      $ 26.32      $ 13.22

       500     17.77     26.82      na            20.37        33.46        42.25        15.34

     1,000     26.61     44.38      na            31.68        57.60        76.41        21.91

     2,000     44.29     79.51      na            54.30       107.21       143.41        34.85

     3,000     61.96    114.64      na            78.26       155.48       210.40        47.79

     4,000     79.64    151.10      na           100.89       205.09       277.40        60.73

     5,000     97.32    186.23      na           123.51       254.70       344.39        73.67

Add'l 1000     17.32     34.43      na            22.17        48.61        65.66        12.68
----------------------------------------------------------------------------------------------


                               FORMS AND DEPOSITS

----------------------------------------------------------------------------------------------------------
              FORM 1   FORM 2   FORM 3           FORM 4      DEPOSIT      DEPOSIT      DEPOSIT
               PART     PART     PART             PART       1-PART        2-PART       3-PART
----------------------------------------------------------------------------------------------------------
                                                 LASER
----------------------------------------------------------------------------------------------------------
       250   $ 14.98  $ 24.64   $ 31.42         $ 38.84      $ 13.84      $ 20.40      $ 30.58

       500     21.96    41.11     54.73           70.91        20.95        32.13        47.86

     1,000     35.92    75.40    102.68          135.04        31.79        57.36        84.38

     2,000     65.18   142.63    198.57          261.97        51.28       103.75       152.30

     3,000     93.11   209.87    294.46          388.90        70.77       150.14       220.22

     4,000    122.37   278.44    390.36          517.17        90.26       196.53       288.14

     5,000    151.63   345.67    486.25          644.10       109.75       242.92       356.06

Add'l 1000     28.67    65.89     93.98          124.39        19.49        46.39        67.92
----------------------------------------------------------------------------------------------------------
                           CONTINUOUS                            BOOK
----------------------------------------------------------------------------------------------------------
       250   $ 17.73  $ 27.33   $ 34.43         $ 42.32      $  6.39      $ 12.37      $ 16.07     200

       500     26.52    45.52     59.55           74.39        12.78        24.74        32.14     400

     1,000     44.10    81.90    109.80          138.51        19.17        37.11        48.21     600

     2,000     79.26   155.98    211.62          268.10        25.56        49.48        64.28     800

     3,000    115.75   228.74    313.44          397.69        31.95        61.85        80.35   1,000

     4,000    150.91   302.83    415.26          527.27        38.34        74.22        96.42   1,200

     5,000    186.07   376.92    515.76          656.86        44.73        86.59       112.49   1,400

Add'l 1000     34.46    72.61     98.48          126.99         6.39        12.37        16.07   Add'l 200
----------------------------------------------------------------------------------------------------------

                              MANUFACTURING PRICES


-------------------------------------------------------------------------------------------------------------
                                     ENVELOPES                                                         STMT
-------------------------------------------------------------------------------------------------------------
                                STANDARD       FORM       WALLET
             SINGLE   REMITTAN   DOUBLE       DOUBLE      DOUBLE     STANDARD    FORM SELF             REMIT-
             WINDOW      CE      WINDOW       WINDOW      WINDOW    SELF-SEAL      SEAL                TANCE
-------------------------------------------------------------------------------------------------------------
                                      IMPRINTED ENVELOPES
-------------------------------------------------------------------------------------------------------------
       250   $ 17.08   $ 23.93      na          na          na          na          na               $  16.41

       500     23.89     33.58      na          na          na          na          na               $  24.83

     1,000     38.20     52.67      na          na          na          na          na               $  41.65

     2,000     65.03     87.52      na          na          na          na          na               $  76.64

     3,000     91.87    122.36      na          na          na          na          na               $ 110.30

     4,000    118.70    157.21      na          na          na          na          na               $ 145.29

     5,000    145.53    192.05      na          na          na          na          na               $ 180.28

Add'l 1000     26.29     34.15      na          na          na          na          na               $  34.40
-------------------------------------------------------------------------------------------------------------
                                   PICK AND PACK ENVELOPES(*)
------------------------------------------------------------------------------------------
       250       na       na    $  2.50         $  2.50   $ 2.50      $ 2.50      $ 2.50

       500       na       na       2.50            2.50     2.50        2.50        2.50

     1,000       na       na       3.75            3.75     3.75        3.75        3.75

     2,000       na       na       4.00            4.00     4.00        4.00        4.00

     3,000       na       na       5.25            5.25     5.25        5.25        5.25

     4,000       na       na       6.50            6.50     6.50        6.50        6.50

     5,000       na       na       7.75            7.75     7.75        7.75        7.75

Add'l 1000       na       na       1.25            1.25     1.25        1.25        1.25
------------------------------------------------------------------------------------------
                      (*) These are not Exclusive Intuit Products

-----------------------
OFFICE AND AWAY
-----------------------
     Binder      27.25

        250      13.10

        500      17.73

       1000      25.37

       2000      39.88
-----------------------


                                         STAMPS AND LOGOS
--------------------------------------------------------------------------------------------------------
                                                                                                 PRICE
      PRODUCT                              DESCRIPTION                                 PRICE     BASIS
--------------------------------------------------------------------------------------------------------
Pre-inked 1-color     Endorsement, return address, fax cover, and standard stamp.      $7.50    Per Item
stamp                 Price includes First Class mail delivery.

Pre-inked 2-color     Monogram/return address stamp in 2 colors. Price includes        $8.76    Per Item
stamp                 First Class mail delivery.

Pre-inked signature   Customer signature stamp.  Price includes scanning signature,   $17.93    Per Item
stamp                 cleaning up, and First Class mail delivery.
                                                                                         No     Per Item
Standard Logo         Add standard logo to personalization.                            charge

New Custom Logo       Scan customer-provided art, clean up, and position in           $10.50    Per Item
                      personalization.

Custom Logo Reorder   Reuse previously scanned custom logo.                              No     Per Item
                                                                                       charge
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                           Bank File Letter Agreement


[Attach 10/20/97 letter from Joel Brown to Martin Kerner]

                                    EXHIBIT D

                          Trademark Usage Requirements


A.   INTUIT "HEAD" LOGO DESIGN USAGE

Harland may display the Intuit "Head" Logo Design in accordance with the guidelines and limitations set forth herein and in the SUPPLY AGREEMENT between Intuit and Harland ("SUPPLY AGREEMENT" or "AGREEMENT"). However, Intuit requires that Harland obtain only original digital or camera-ready artwork directly from Intuit. No resampling or other attempted duplication is allowed and no alterations, modifications, cropping or additions to the Logo are permitted. In all printed materials that involve any graphics and/or color, the Intuit Logo should be presented in color. The Intuit Logo will only be displayed in white background with red lettering or red background with white letters as supplied. Black & white can only be used in approved materials that are less than 4-color. The red used can only be PMS 186 as supplied. The typeface for the Intuit Logo will always be only that typeface supplied by Intuit. The Logo should always be used as received from Intuit. Original logo art supplied by Intuit can be enlarged or reduced in size, but must be done in exact proportion to the original height and width. The Intuit Logo should always have the "(R)" registration symbol near the upper right corner or "shoulder" portion of the mark.

The Intuit Logo must only appear in a standard size for the allowed Intuit Products supplied by Harland, such size to be pre-approved by Intuit. The Intuit Logo must always appear by itself. The Logo will not be "violated" or touched by any other text or graphics in any way, and there must be a border of space of at least 15 percent of the total height of the stylized letter "I" surrounding the Intuit Logo on all sides in every instance the Logo appears.


B.   MARKETING AND BRAND POSITIONING

Any materials that use the Intuit Logo must (in the sole opinion of Intuit) be consistent with the following brand attributes of the Intuit product line: easy-to-use, friendly, trusted, financial, good value and very high quality.

Colors, fonts, graphics, etc. that are used in the same materials as the Intuit Logo should reflect those same brand attributes without copying the overall Intuit Product Trade Dress that appears on US and Canadian packaging for Quicken and other products and on other Intuit-created materials unless Harland is specifically licensed to use the Intuit Trade Dress. Intuit must review all marketing materials and packaging and may provide input about how and whether said materials conform to the brand character. If marketing materials or packaging are inconsistent in the sole opinion of Intuit, Intuit can require that such materials be changed prior to any public distribution.

C.   APPROPRIATE SYMBOLS AND LEGENDS

The Intuit Logo is a registered trademark and must appear with the "(R)" symbol placed on the right "shoulder" of the mark (i.e., directly next to the mark in the upper right). Thus, the correct symbol placement is as follows: Intuit(R). The symbol must appear in every iteration of the Logo, but may be omitted for convenience after the first mention in prose, plain-text materials.

If required in the SUPPLY AGREEMENT, the appropriate ownership legend must be included in the "legal notices" section of any materials in which the Intuit Logo or Mark is displayed. This legend must read as follows: "Intuit and the Intuit Logo are a trademarks of Intuit Inc., registered in the United States and other countries." In packaging, advertising and promotional materials, the legend is typically placed at the bottom of the box, ad or layout. The legend may appear in small type, but must still be legible.


D.   NO SIMILAR MARKS.

Harland may not adopt, use or register any other marks that appear to be related to or are similar to any Intuit Marks. Any new marks created or adopted by Harland, if such marks are for products or services marketed in the same general trade channels as the Intuit Products, must be pre-approved in writing by the Authorized Representative of Intuit.


E.   ADDITIONAL RESTRICTIONS

The permission to display the Intuit Logo is a non-exclusive, non-transferable, non-assignable permission that extends only to the Territory, only as defined in the Agreement, only for the purpose of performing Harland's obligations to Intuit under the Agreement, and only for the Term of the Agreement.

Harland is not permitted to use the Intuit Logo, or any other logo owned by Intuit, on Harland's own product lines or to disparage Intuit, its subsidiaries, products, or services, or for promotional goods (like shirts, pens, etc.) or in any way which, in Intuit's reasonable judgment, may diminish or otherwise damage Intuit's goodwill in the Intuit Logo or other Intuit-owned logos, including but not limited to uses that could be deemed to be obscene, violent or otherwise in poor taste or unlawful, or which purpose is to encourage unlawful activities. Intuit reserves the right to object to unfair uses or misuses of the Intuit Logo, other Intuit-owned marks or other violations of applicable law.